                                                                               Exhibit 99-B.8.67

                                    FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                                                                   AMONG

                                           ING LIFE INSURANCE AND ANNUITY COMPANY,

                                                  RELIASTAR LIFE INSURANCE COMPANY,

                                                   PIMCO VARIABLE INSURANCE TRUST,

                                                                                       AND

                                                                     PA DISTRIBUTORS LLC

        This Amendment is dated as of the 15th day of August, 2007 by and between ING Life Insurance and
Annuity Company, ReliaStar Life Insurance Company (together as “ING”), PIMCO Variable Insurance
Trust (the “Funds”) and PA Distributors LLC (the “Underwriter”) (collectively, the “Parties”).

        WHEREAS, the Parties entered into a Participation Agreement on May 1, 2004 (the “Agreement”)
and desire to further amend said Agreement in the manner hereinafter set forth;

        NOW THEREFORE, the Parties hereby amend the Agreement in the following form:

1.	ING USA Annuity and Life Insurance Company (“ING USA”) and its Separate Accounts is added as a Party to the Agreement;

2.	ReliaStar Life Insurance Company of New York (“RLIC of NY”) and its Separate Accounts is added as a Party to the Agreement;

        Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Life Insurance and Annuity Company		ReliaStar Life Insurance Company
By:	___________________________	By: ___________________________
Name:	Michael C. Eldredge	Name:
Title:	Vice President	Title:
ING USA Annuity and Life Insurance Company		ReliaStar Life Insurance Company of New York
By:	___________________________	By: _______________________________
Name:		Name:
Title:		Title:
PIMCO Variable Insurance Trust		PA Distributors LLC
By:	___________________________	By: ______________________________
Name:		Name:
Title:		Title:

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